Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199151) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan, 2009 Equity Incentive Plan, 2001 Stock Plan and 1999 Stock Plan of Yodlee, Inc. of our report dated March 4, 2015, with respect to the consolidated financial statements of Yodlee, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Redwood City, California
March 4, 2015